UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 18, 2009

CIGNA Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-08323 (Commission File Number)	06-1059331 (IRS Employer Identification No.)

Two Liberty Place, 1601 Chestnut Street Philadelphia, Pennsylvania	19192
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(215) 761-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 24, 2009, CIGNA Corporation (the “Company”) issued a press release announcing that: (1) H. Edward Hanway, the Company’s Chairman and Chief Executive Officer, plans to retire from the Company and the Company’s Board of Directors (the “Board”), effective December 31, 2009; and (2) the Board has appointed David M. Cordani, currently the Company’s President and Chief Operating Officer, to succeed Mr. Hanway as Chief Executive Officer, effective January 1, 2010. Mr. Cordani will continue to serve as President of the Company.

All of the events described above occurred at a meeting held on June 18, 2009.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference.

ITEM 8.01	Other Events.

In addition to the foregoing, the press release announced that: (1) after consideration by the Corporate Governance Committee of the Board’s leadership structure, the Board has determined that the positions of Chairman and Chief Executive Officer of the Company will be separated as of January 1, 2010; and (2) Isaiah Harris, Jr., one of the Company’s current independent directors, has been elected by the independent directors of the Company to serve as non-executive Chairman of the Board, effective January 1, 2010 and to serve as non-executive Vice Chairman of the Board starting July 1, 2009 until he assumes the role of Chairman.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit

99.1	Press release issued by the Company on June 24, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIGNA CORPORATION

Date: June 24, 2009	By:	/s/ Carol Ann Petren
	Name:	Carol Ann Petren
	Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press release issued by the Company on June 24, 2009.